UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: November 26, 2014

(Date of earliest event reported)

Gas Natural Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-34585	27-3003768
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8500 Station Street, Suite 100, Mentor, Ohio	44060
(Address of principal executive offices)	(Zip Code)

(440) 974-3770

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On September 20, 2012, our subsidiary, Energy West, Incorporated (“Energy West”), entered into an Amended and Restated Credit Facility (the “Credit Agreement”) with Bank of America, N.A. The Credit Agreement includes a $30 million revolving line of credit with a maturity date of April 1, 2017. On November 26, 2014, Energy West entered into an amendment to the Credit Agreement (the “Amendment”) that provides a short-term increase in the amount of $10 million to the revolving line of credit with a maturity date of July 1, 2015.

On November 24, 2014, the Montana Public Service Commission issued an order approving the Amendment and directing that (i) Energy West’s draws under the Amendment are limited to $5 million and any draws in excess of $5 million require the approval of the commission, (ii) dividends from Energy West and its subsidiaries to Gas Natural are suspended and (iii) Energy West require Gas Natural to repay an intercompany payable to Energy West, which is approximately $3.3 million, by December 24, 2014. In its deliberations, the commission acknowledged the potential impracticability of ensuring the full repayment by December 24, 2014. It is unclear at this time what enforcement action the commission may seek should Gas Natural not repay its intercompany payable by December 24, 2014. Energy West intends to petition the commission to grant relief from these restrictions once the intercompany payable between Gas Natural and Energy West is repaid. Gas Natural is a holding company with no direct operations and our principal assets are the equity securities of our subsidiary utilities. The restriction of Energy West to make dividend payments to the holding company could potentially impact our ability to pay dividends to our shareholders.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full and complete terms of the Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth under Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	First Amendment to Amended and Restated Credit Facility, dated November 26, 2014, by and among Energy West, Incorporated and Bank of America, N.A., as agent for various participating lenders.

10.2	Note, dated November 26, 2014, in the original principal amount of $10 million, by and among Energy West, Incorporated and Bank of America, N.A., as agent for various participating lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gas Natural Inc.

By:	/s/ James E. Sprague
Name:	James E. Sprague
Title:	Chief Financial Officer

Dated: December 3, 2014